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                                                                   Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Post Effective Amendment No. 6 to the Registration Statement on Form S-2 of Sun Life Insurance and Annuity Company of New York (Reg. No. 33-58482) of our report dated February 4, 1999 accompanying the financial statements of Sun Life (N.Y.) Variable Account C and to the use of our report dated February 4, 1999 (except for Note 18 for which the date is March 25, 1999) accompanying the statutory financial statements of Sun Life Insurance and Annuity Company of New York appearing in the Prospectus, which is a part of such Amendment to the Registration Statement, and to the incorporation by reference of our report dated February 4, 1999 appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year neded December 31, 1998.


    We also consent to the references to us under the headings "Condensed Financial Information-Accumulation Unit Values" and "Accountants" in such Prospectus.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 30, 1999